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                                                                   Exhibit 10.17

                              LASERTECHNICS, INC.
                              3208 Commander Drive
                            Carrollton, Texas  75006

                                                               December 29, 1997

Amphion Ventures L.P.
c/o Jackson Hole Management Co.
590 Madison Avenue
32nd Floor
New York, New York  10022

                  Series G Preferred Stock Purchase Agreement

Dear Sirs:

                 This letter sets forth the terms and conditions on which Lasertechnics, Inc., a Delaware corporation (the "Company"), is issuing and selling to Amphion Ventures L.P., a Delaware limited partnership (the "Purchaser"), on and as of the date hereof, 700 shares of Series G Preferred Stock of the Company, par value $.01 per share ("Series G Preferred Stock"), for an aggregate purchase price equal to SEVEN MILLION DOLLARS ($7,000,000), payable as provided herein.

                 1. Purchase of Shares; Purchase Price; Effectiveness; Delivery. The Purchaser hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to the Purchaser, 700 shares (the "Shares") of Series G Preferred Stock. The purchase price for each Share shall be $10,000, payable in cash or, at the option of the Purchaser, by cancellation of indebtedness of the Company to the Purchaser in an aggregate amount (including principal and accrued interest) equal to such purchase price, or any combination of the foregoing. In addition, the Purchaser shall have the right to offset a portion of the purchase price for the Shares, aggregating approximately $709,000, against the Company's obligation to pay previously accrued and unpaid cash dividends on outstanding shares of Series A, Series B, and/or Series C Preferred Stock of the Company held the Purchaser on December 31, 1997 (the "Effective Date"), and to pay a portion of such total purchase price, not to exceed an aggregate of $1,500,000, by delivery of the Purchaser's unconditional promissory note, payable on demand, in principal amount equal to the portion of the purchase price so paid. The Purchaser has elected to pay the purchase price for the Shares in the manner set forth on Schedule I attached hereto, including the cancellation of indebtedness under one or more bridge loans heretofore made to the Company by the Purchaser in the aggregate principal amount set forth on Schedule I, together with accrued unpaid interest on such bridge loan(s) in the aggregate amount set forth thereon (collectively, "Canceled Indebtedness"). The purchase and sale of Shares hereunder shall be
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Lasertechnics, Inc.
Series G Preferred Stock Purchase Agreement
December 29, 1997
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effective as of the Effective Date (subject to the filing of the Certificate of
Designation of the Series G Preferred Stock in the office of the Secretary of State of the State of Delaware (the "Series G Certificate of Designation"), which filing may occur subsequently to the Effective Date without effecting the rights and obligations of the parties hereto). On and as of the Effective
Date, the Canceled Indebtedness shall automatically be canceled, satisfied and discharged in full, and the Purchaser shall be the due and valid holder of record of the Shares. On and as of the Effective Date, the Company shall execute and deliver to the Purchaser a stock certificate in proper form representing the Shares, and the Purchaser shall deliver to the Company any and all promissory notes (including master notes) evidencing the Canceled Indebtedness, duly endorsed for cancellation.

                 2. Right to Exchange Shares. If the Company consummates an equity financing with any third party at any time on or before December 31, 1999, which equity financing raises at least $3,000,000 in cash (a "Qualified Equity Financing"), the Purchaser will have the non-assignable right, exercisable by written notice to the Company given at any time within 30 days after the date of the closing of such equity financing, to exchange the Shares in whole or in part, for shares ("Exchange Shares") of a new series of preferred stock of the Company (the "Exchange Preferred"), on the following basis:

                 (a) If the securities issued in such Qualified Equity Financing (the "New Securities") are convertible into Common Stock, the Exchange Preferred will be convertible into Common Stock at a conversion price equal to the lesser of (x) the conversion price then applicable under the Series G Preferred Stock and (y) the conversion price then applicable under the New Securities.

                 (b) All other terms of the Exchange Preferred will be economically equivalent to the terms of the New Securities, determined as if the New Securities had been issued on the date hereof. The Exchange Preferred will be on parity with the New Securities for all purposes, and will vote together with the New Securities for all purposes, except as otherwise required by law.

                 (c) If the Purchaser exchanges any Shares pursuant to this paragraph 2, it shall be entitled to any additional rights and/or consideration with respect to the Exchange Shares (including, without limitation, rights of first refusal, warrant coverage or payment of attorneys' fees) as the purchasers of New Securities shall be entitled to under the Quality Equity Financing.
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Lasertechnics, Inc.
Series G Preferred Stock Purchase Agreement
December 29, 1997
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                 (d)      The number of Exchange Shares issuable to the
         Purchaser pursuant to any exchange of Shares hereunder will be the number of shares of Exchange Preferred that the Purchaser could have purchased on the date hereof for a purchase price equal to the aggregate purchase price hereunder of the Shares to be exchanged therefor, payable in cash (determined on a basis so that the cash purchase price of the Exchange Shares and the cash purchase price of the New Securities are economically equivalent).

                 (e) If the Purchaser exchanges any Shares pursuant to this paragraph 2, such exchange will not result in an increase in the conversion price above $.50 per share.

                 3. Securities Act Legend; Registration Rights. (a) The Shares (and any Exchange Shares) will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Certificates representing the Shares (and any Exchange Shares) shall bear a restrictive legend substantially to the effect of the following:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM."

                 (b) The Purchaser shall have the same registration rights with regard to any shares of Common Stock issuable upon conversion of the Shares (or, subject to any limitations applicable to the New Securities in the Qualified Equity Financing, any Exchange Shares) as Wolfensohn Associates L.P. ("WALP") was entitled to pursuant to the Stock Purchase Agreement dated as of January 20, 1994 (the "Prior Agreement"), between the Company and WALP. The Company shall have the same expense, indemnification and other obligations to the Purchaser with respect to such registration rights as the Company owed to WALP under the Prior Agreement. The Company and the Purchaser shall enter into a registration rights agreement in customary form to confirm the registration rights provided for in this paragraph, as soon as practicable after the date hereof.

                 4. Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser as follows:
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Lasertechnics, Inc.
Series G Preferred Stock Purchase Agreement
December 29, 1997
Page 4 of 8


                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute and deliver this Agreement, to issue the Shares (and, if applicable, the Exchange Shares) on the basis described herein and otherwise to perform its obligations under this Agreement.

                 (b) The execution and delivery by the Company of this Agreement, the issuance of the Shares, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of the Company (other than (x) the filing of the Series G Certificate of Designation and (y) any corporate action that may be required in connection with any issuance of Exchange Shares) and will not (i) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (ii) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, in each case as amended, or
         (iii) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of the Company or any of its subsidiaries, in each case if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on the Company.

                 (c) This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.

                 (d) Based in part upon the representations and warranties of the Purchaser contained in this Agreement, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is or will be necessary for the execution and delivery of this Agreement by the Company and the issuance of the Shares hereunder, other than (x) the filing of the Series G Certificate of Designation and (y) the filing of a notice of sale on Form D with the Securities and Exchange Commission in accordance with the rules and regulations thereof under the Securities Act.
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Lasertechnics, Inc.
Series G Preferred Stock Purchase Agreement
December 29, 1997
Page 5 of 8


                 (e) Subject only to the filing of the Series G Certificate of Designation, the Shares are duly authorized, validly issued, fully paid and non-assessable shares of Series G Preferred Stock, and are not subject to any pre-emptive rights.

                 (f) Attached hereto as Exhibit A is a true copy of the Series G Certificate of Designation. On the Effective Date, the Board of Directors of the Company approved and adopted resolutions, in the form of the resolutions set forth in Exhibit A, creating the Series G Preferred Stock and directing the proper officers of the Company to file the same with the office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law. The Company hereby covenants and agrees, for the benefit of the Purchaser, that the Company will cause the Series G Certificate of Designation to be filed with the office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law, within 10 days after the date hereof.

                 5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                 (a) The Purchaser is acquiring the Shares (and in the event of any exchange pursuant to paragraph 2 hereof, will be acquiring the Exchange Shares) for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                 (b) The Purchaser understands that the Shares have not been (and the Exchange Shares will not be) registered under the Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Act, and that the Shares (and any Exchange Shares) must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from such registration.

                 (c) The Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

                 (d) The Purchaser understands that its investment hereunder involves substantial risks and represent and warrant that it has made such independent
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Lasertechnics, Inc.
Series G Preferred Stock Purchase Agreement
December 29, 1997
Page 6 of 8

         examinations and investigations of the Company as it has deemed necessary in making its investment decision, and the Purchaser further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision.

                 (e) The Purchaser is able to bear the economic risk of the investment contemplated by this Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement.

                 6.       Miscellaneous.  (a)  This Agreement constitutes our
entire agreement with respect to the subject matter hereof.   This Agreement
may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and the Purchaser.

                 (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of the Purchaser hereunder shall be assignable to any holder of the Shares, provided that the right of the Purchaser under paragraph 2 above to exchange Shares for Exchange Shares shall not be assignable to any person, other than an affiliate of the Purchaser, without the prior written consent of the Company. Except as provided in the immediately preceding sentence, this Agreement and the rights of the Purchaser hereunder shall not be assignable and any purported assignment thereof shall be void.

                 (c) This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Agreement may be attached to any other counterpart of this Agreement without in any way changing the effect thereof. This Agreement shall be effective when executed and delivered by the Company and the Purchaser.

                 (d) All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:
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Lasertechnics, Inc.
Series G Preferred Stock Purchase Agreement
December 29, 1997
Page 7 of 8

                          if to the Company, to:

                          Lasertechnics, Inc.
                          3208 Commander Drive
                          Carrollton, TX  75006
                          Attention: Chief Financial Officer

                          with a copy to:

                          Baker & Botts, L.L.P.
                          599 Lexington Avenue
                          New York, New York 10022
                          Attention: Marc A. Leaf, Esq.; and

                          if to the Purchaser, to the Purchaser at its address first set forth above,

or to such other address as the party to whom such communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (i) in the case of personal delivery, on the date of delivery, (ii) if sent by overnight courier, on the next business day following the date sent and (iii) in the case of mailing, on the third business day following such mailing.

                 (e) All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares hereunder.

                 (f) THIS AGREEMENT, AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES HEREUNDER, SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this Agreement may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Company (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.
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Lasertechnics, Inc.
Series G Preferred Stock Purchase Agreement
December 29, 1997
Page 8 of 8

                 If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Agreement.

                                   Very truly yours,

                                   LASERTECHNICS, INC.


                                   By: /s/
                                       -------------------------------------
                                   Name:
                                   Title:


The undersigned agrees with and
accepts the foregoing terms and provisions as of the date first above written.

AMPHION VENTURES L.P.

By Amphion Partners L.L.C., its general partner


By: /s/
    ---------------------------
        A Managing Member